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                                                                     EXHIBIT 3.7

                     Great Falls Bancorp Bylaws Amendment
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     Section 1 of Article III of the Bylaws of Great Falls Bancorp was amended to substitute "one hundred twenty (120) days" for "ninety (90) days".